UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 18, 2024

Tellurian Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-5507	06-0842255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Louisiana Street, Suite 3100, Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(832) 962-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	TELL	NYSE American LLC

8.25% Senior Notes due 2028	TELZ	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On July 21, 2024, Tellurian Inc. (“Tellurian” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Woodside Energy Holdings (NA) LLC, a Delaware limited liability company (“Parent”), and Woodside Energy (Transitory) Inc., a Delaware corporation (“Merger Sub”). The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into Tellurian (the “Merger”), with Tellurian continuing as the surviving corporation of the Merger and a wholly owned subsidiary of Parent.

In connection with the entry into the Merger Agreement, Tellurian’s board of directors (the “Board”) unanimously (a) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, the Company and its stockholders; (b) approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger; (c) approved the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger; (d) resolved to recommend approval and adoption of the Merger Agreement by its stockholders; and (e) directed that the Merger Agreement be submitted to the stockholders of the Company for its approval and adoption.

Equity Treatment in the Merger

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Tellurian’s common stock (the “Common Stock”) outstanding immediately prior to the Effective Time (subject to certain customary exceptions specified in the Merger Agreement) will be cancelled and converted automatically into the right to receive $1.00 in cash, without interest (the “Merger Consideration”), and subject to applicable taxes. Pursuant to the Merger Agreement, at the Effective Time, each share of Tellurian’s Series C Convertible Preferred Stock (the “Preferred Stock”) outstanding immediately prior to the Effective Time (subject to certain customary exceptions specified in the Merger Agreement) will be cancelled and converted automatically into the right to receive $8.16489 per share in cash, without interest, and subject to applicable taxes, in accordance with the terms of the certificate of designations of the Preferred Stock.

Pursuant to the Merger Agreement, at the Effective Time, each warrant to purchase Common Stock will automatically be converted into a warrant exercisable for the Merger Consideration.

Pursuant to the Merger Agreement, at the Effective Time, each outstanding Tellurian option to purchase Common Stock (the “Options”) will be canceled and converted into the right to receive an amount in cash, without interest and subject to applicable taxes, equal to the product of (i) the amount by which the Merger Consideration exceeds the exercise price of such Option and (ii) the aggregate number of shares issuable upon the exercise of such Option. Any Option with an exercise price that is equal to or greater than the Merger Consideration will be cancelled without the payment of consideration.

At the Effective Time, shares of Tellurian restricted stock, restricted stock units and tracking units will be converted into the right to receive the Merger Consideration, subject in some cases to continuing vesting requirements, as set forth in the Merger Agreement.

Parent Guaranty

Woodside Energy (USA) Inc., a Delaware corporation and an affiliate of Parent (the “Guarantor/Lender”), has provided Tellurian with a guaranty in favor of the Company (the “Parent Guaranty”). The Parent Guaranty guarantees, among other things, the performance of Parent’s and Merger Sub’s obligations under the Merger Agreement, including the payment of the Merger Consideration, any termination fee and certain other obligations of Parent and Merger Sub pursuant to the Merger Agreement, subject to a cap of $250,000,000.

Closing Conditions

Consummation of the Merger is subject to the satisfaction or waiver of certain conditions, including (i) the approval of the Merger Agreement and the Merger by the affirmative vote of the holders of a majority of all outstanding shares of the Company’s Common Stock and Preferred Stock (on an as-converted basis), voting as a single class (the “Tellurian Stockholder Approval”) and (ii) the absence of any law or order that enjoins or otherwise prohibits or makes illegal the consummation of the Merger and the receipt of specified regulatory approvals, including from the Committee on Foreign Investment in the United States (“CFIUS”). The obligation of each of Tellurian and Parent to consummate the Merger is also conditioned on, among other things, the truth and correctness of the representations and warranties made by the other party as of the closing date (subject to certain “materiality” and “material adverse effect” qualifiers) and material compliance by the other party with pre-closing covenants.

Parent’s and Merger Sub’s obligation to consummate the Merger is also subject to (i) the Company receiving certain specified regulatory approvals from the Department of Energy (the “DOE”) and (ii) the absence of orders or judgments terminating or invalidating certain Federal Energy Regulatory Commission (FERC) and DOE authorizations.

Other Terms; “No-Shop” Restrictions

The Merger Agreement contains customary representations, warranties and covenants made by each of Tellurian, Parent and Merger Sub, including, among others, the obligation of Tellurian to conduct its business in the ordinary course, consistent with past practice and to refrain from taking certain specified actions without the consent of Parent. In addition, the Merger Agreement contains covenants that require Tellurian to call and hold a special meeting of the stockholders and use reasonable best efforts to solicit the Tellurian Stockholder Approval, except to the extent that the Board has made a Change of Recommendation (as defined in the Merger Agreement) as permitted by the Merger Agreement.

Tellurian is also subject to customary “no-shop” restrictions on its ability (and the ability of its subsidiaries and representatives) to (i) solicit alternative acquisition proposals from third parties; (ii) subject to certain exceptions, engage or participate in discussions or negotiations regarding alternative acquisition proposals; or (iii) subject to certain exceptions, furnish to any person non-public information in connection with an alternative acquisition proposal.

Prior to the receipt of the Tellurian Stockholder Approval, the Board may, upon receipt of a Superior Offer (as defined in the Merger Agreement) or in response to an Intervening Event (as defined in the Merger Agreement), change its recommendation that Tellurian’s stockholders approve the Merger Agreement and the Merger, subject to complying with certain notice requirements and other specified conditions, including giving Parent the opportunity to propose changes to the Merger Agreement in response to such Superior Offer or Intervening Event.

Termination Rights

Subject to the additional terms and conditions set forth in the Merger Agreement, either Tellurian or Parent may terminate the Merger Agreement if (i) the Effective Time has not occurred on or before December 15, 2024, or such later date as agreed by Tellurian and Parent (the “End Date”), provided that if the closing condition regarding CFIUS approval has not been satisfied or waived prior to such date but all other conditions to closing have been satisfied or waived, the End Date may be extended by the Company or Parent to December 31, 2024; (ii) a governmental authority enacts or enforces any final and nonappealable law or order permanently enjoining or otherwise permanently preventing the consummation of the Merger; (iii) the Tellurian Stockholder Approval has not been obtained at the conclusion of a duly convened special meeting of Tellurian’s stockholders called for such purpose; (iv) a CFIUS Turndown (as defined in the Merger Agreement) has occurred or (v) Tellurian or Parent, as applicable, shall have breached certain obligations under the Merger Agreement in any material respect. Parent may terminate the Merger Agreement in certain additional limited circumstances, including (x) in the event of a Change of Recommendation by the Board prior to the Tellurian Stockholder Approval or (y) if there is a willful breach by Tellurian of the non-solicitation provisions of the Merger Agreement in a manner that materially impedes, interferes with or hinders the consummation of the Merger on or before the End Date.

Tellurian may terminate the Merger Agreement in certain additional limited circumstances, including if prior to the Tellurian Stockholder Approval the Company has received a Superior Offer and the Board has authorized the Company to enter into a definitive agreement to consummate such Superior Offer, in order to accept such Superior Offer and enter into a definitive agreement to consummate such Superior Offer substantially concurrently with such termination.

Termination Fees

Upon termination of the Merger Agreement under specified circumstances, Tellurian will be required to pay Parent a termination fee of $36,055,000, including (i) the termination by Parent (x) in the event of a Change of Recommendation by the Board prior to the Tellurian Stockholder Approval or (y) if there is a willful breach by Tellurian of the non-solicitation provisions of the Merger Agreement in a manner that materially impedes, interferes with or hinders the consummation of the Merger on or before the End Date or (ii) the termination by the Company if prior to the Tellurian Stockholder Approval the Company has received a Superior Offer and the Board has authorized the Company to enter into a definitive agreement to consummate such Superior Offer, in order to accept such Superior Offer and enter into a definitive agreement to consummate such Superior Offer substantially concurrently with such termination.

Additionally, Parent will be required to pay Tellurian a termination fee of $31,548,000 if the Merger Agreement is terminated because a CFIUS Turndown is primarily a result of any material breach by Parent or Merger Sub of certain of its obligations under the Merger Agreement.

Bridge Loan Agreement

On July 21, 2024, in connection with the execution of the Merger Agreement, Tellurian, as borrower, and certain of its subsidiaries, as subsidiary guarantors (collectively, the “Loan Parties”), entered into a bridge loan agreement (the “Loan Agreement”) with the Guarantor/Lender, pursuant to which the Company may borrow from the Guarantor/Lender up to $230,000,000. Subject to the satisfaction of applicable customary conditions, $75,200,000 of loan proceeds will be funded on the effective date thereof, and the remainder may be requested by Tellurian and, subject to applicable customary conditions, will be funded in subsequent draws. Amounts borrowed under the Loan Agreement will bear interest at a rate of 12% per annum, payable on the last business day of each month in cash or in kind, at the Company’s option. The obligations under the Loan Agreement will be secured by a lien on substantially all of the assets of the Loan Parties, including, without limitation, the Company’s subsidiaries Tellurian Investments LLC and Driftwood LNG Holdings LLC (“Driftwood Holdings”), and Driftwood Holdings’ direct and indirect subsidiaries. Loan proceeds will be used for the development of the Company’s Driftwood Project, for general and administrative expenses, and as otherwise contemplated in the Loan Parties’ budget (which is subject to approval by the Guarantor/Lender). Amounts borrowed under the Loan Agreement will mature on the earliest of (i) December 15, 2024, provided that if the Merger Agreement is still in effect and the closing of the Merger has not occurred as of such date, such date shall be extended to the date that the closing of the Merger occurs; (ii) 30 days after any valid termination of the Merger Agreement; and (iii) the date of any acceleration of the obligations under the Loan Agreement during the continuation of an Event of Default Trigger Event (as defined in the Loan Agreement). The Company may voluntarily prepay the loans in whole or in part at any time and from time to time, without premium or penalty. The loans are also subject to mandatory prepayment upon the occurrence of customary events such as asset sales above a threshold or a change of control (other than the Merger). The Loan Parties are subject to customary affirmative and negative covenants, and events of default (with respect to payments, breach of covenants, bankruptcy and other customary matters, subject to negotiated cure periods where applicable).

General

The foregoing descriptions of the Merger Agreement, the Parent Guaranty, and the Loan Agreement are qualified in their entirety by reference to the full text of the Merger Agreement, the Parent Guaranty, and the Loan Agreement, copies of which are filed hereto as Exhibits 2.1, 10.1, and 10.2, respectively, and are incorporated into this report by reference. Copies of the agreements have been included to provide investors with information regarding their terms and are not intended to provide any factual information about Tellurian, Parent, Merger Sub or their respective affiliates. The representations, warranties and covenants contained in the agreements have been made solely for the purposes of the agreements and as of specific dates; were made solely for the benefit of the parties to the agreements; are not intended as statements of fact to be relied upon by investors, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified in some cases by certain confidential disclosures that were made between the parties in connection with the negotiation of the agreements, which disclosures are not reflected in the agreements themselves; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Tellurian, Parent, Merger Sub or their respective affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the agreements, which subsequent information may or may not be fully reflected in Tellurian’s public disclosures. The agreements should not be read alone but should instead be read in conjunction with the other information regarding the agreements, the Merger, the Loan Agreement, Tellurian, Parent, Merger Sub, their respective affiliates and their respective businesses, that will be contained in, or incorporated by reference into, the Transaction Proxy Statement (as defined below) that Tellurian will file, as well as in the Forms 10-K, Forms 10-Q, Forms 8-K and other filings that Tellurian will file or furnish with the Securities and Exchange Commission (the “SEC”).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Bridge Loan Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to this Item 2.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the execution of the Merger Agreement, the Company took the actions described below with respect to the compensation of its named executive officers.

CIP Award Amendments

On July 18, 2024 and July 19, 2024, the Company and the named executive officers (“NEOs”) agreed to certain amendments (the “CIP Award Amendments”) to the NEOs’ previously granted cash incentive awards (collectively, the “CIP Awards”) in connection with the development of Phases 1 through 4 (each, a “Phase”) of the Company’s Driftwood liquefied natural gas (“LNG”) liquefaction facility, including the reductions in the dollar amounts of such CIP Awards indicated below:

		CIP Awards
Name and principal position		Phase 1	Phase 2	Phase 3	Phase 4	Total
Daniel A. Belhumeur President, Tellurian Inc.	Prior Amount	$6,000,000	$3,000,000	$3,000,000	$3,000,000	$15,000,000
	Revised Amount	$1,800,000	$900,000	$900,000	$900,000	$4,500,000
Samik Mukherjee President, Tellurian Investments	Prior Amount	$4,800,000	$2,400,000	$2,400,000	$2,400,000	$12,000,000
	Revised Amount	$1,440,000	$720,000	$720,000	$720,000	$3,600,000

		CIP Awards
Name and principal position		Phase 1	Phase 2	Phase 3	Phase 4	Total
Simon G. Oxley Executive Vice President and Chief Financial Officer	Prior Amount	$4,800,000	$2,400,000	$2,400,000	$2,400,000	$12,000,000
	Revised Amount	$1,440,000	$720,000	$720,000	$720,000	$3,600,000
Khaled A. Sharafeldin Chief Accounting Officer	Prior Amount	$1,800,000	$900,000	$900,000	$900,000	$4,500,000
	Revised Amount	$540,000	$270,000	$270,000	$270,000	$1,350,000

In addition, the CIP Award Amendments provide that (i) the Company will not, among other things, terminate without cause the employment of Messrs. Belhumeur, Mukherjee and Oxley prior to a change of control and, in the case of Mr. Sharafeldin, prior to the six month anniversary of a change of control; (ii) if the NEO remains employed at the time of a change of control or, in the case of Mr. Sharafeldin, on the date of the six month anniversary of a change of control, such employment will be terminated effective upon the consummation of the change of control or the six month anniversary of a change of control, as applicable; and (iii) such a termination will be deemed a termination without cause for purposes of the officer’s CIP Award and other Company plans and benefits.

In the event Mr. Sharafeldin’s employment is terminated without cause following the consummation of a change of control, but prior to the six-month anniversary thereof, Mr. Sharafeldin is eligible to receive a cash payment in an amount equal to the annualized base salary that he would have received between the date of his termination of employment and the six month anniversary of the change of control, which amounts would be in addition to, and not in lieu of, any severance payments and benefits payable to Mr. Sharafeldin. He will also receive a monthly retention bonus in an amount equal to $38,500 commencing on the date of any change of control through the six-month anniversary thereof, subject to his continuous employment. In addition, to the extent Mr. Sharafeldin remains employed by the Company’s subsidiary through the six month anniversary of any change of control, Mr. Sharafeldin, subject to performance, is eligible to receive (i) an annual bonus with respect to 2024 under the Company’s short-term incentive program and (ii) a pro-rated bonus with respect to 2025 under the Company’s short-term incentive program.

Except as described or otherwise incorporated by reference in this Item 5.02, the general terms and conditions of the CIP Awards to the aforementioned named executive officers remain unchanged and are summarized in the Company’s Current Report on Form 8-K filed with the SEC on April 23, 2018 and under the heading “Construction Incentive Award” in Item 9B of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Executive Severance Plan

On July 21, 2024, upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), the Board approved an amended and restated executive severance plan (the “A&R Executive Severance Plan”).

The key amendments to the existing Tellurian Inc. Executive Severance Plan (the “Prior Executive Severance Plan”) include (i) clarifying that the A&R Executive Severance Plan does not prohibit participants from making disclosures that are protected under the whistleblower provisions of applicable federal or state law or regulations and (ii)  modifying the severance benefits payable for any qualifying terminations occurring on, or within two years following, a change in control, including (A) by narrowing the scope of the non-compete provision from LNG facilities inside or outside the United States to LNG export facilities located in the gulf coast of the United States, (B) by reducing the cash severance payment from 200% of base salary to 100% of base salary, and (C) by reducing the additional payment amount from 200% of the target short-term incentive under the Tellurian Inc. Incentive Compensation Program (the “ICP”) to 100% of the target short-term incentive under the ICP for the fiscal year in which the date of termination occurs.

The material terms and conditions of the Prior Executive Severance Plan are summarized in the Company’s Current Report on Form 8-K filed with the SEC on January 6, 2022.

Tax Gross-Up Payment Agreement

On July 18, 2024, in connection with the Merger, the Company entered into a Tax Gross-Up Payment Agreement with each of Mr. Belhumeur, Mr. Oxley and Mr. Mukherjee (collectively, the “Gross-Up NEOs”), pursuant to which each Gross-Up NEO is entitled to receive a tax gross-up payment in the event that any compensation, payment, award, benefit or distribution (or any acceleration of any compensation, payment, award, benefit or distribution) paid or payable or distributed or distributable to each such Gross-Up NEO in connection with the Merger becomes subject to the excise tax pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, in an amount not to exceed $208,333.33. The tax gross-up payments would generally be paid to the relevant taxing authorities to place the Gross-Up NEOs in the same after-tax position as if such excise tax did not apply to such Gross-Up NEO.

General

The foregoing descriptions of the CIP Award Amendments, the A&R Executive Severance Plan, and the form of Tax Gross-Up Payment Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the forms of CIP Award Amendments, the A&R Executive Severance Plan, and the form of Tax Gross-Up Payment Agreement, which are attached as Exhibits 10.3, 10.4, 10.5, and 10.6 to this report and incorporated herein by reference.

Item 8.01	Other Events.

Additional Information and Where to Find It

Tellurian, the members of the Board and certain of Tellurian’s executive officers are participants in the solicitation of proxies from stockholders in connection with the Merger. Tellurian plans to file a proxy statement (the “Transaction Proxy Statement”) with the SEC in connection with the solicitation of proxies to approve the Merger. Information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Merger. Additional information about such participants is available in Tellurian’s definitive proxy statement in connection with its 2024 Annual Meeting of Stockholders (the “2024 Proxy Statement”), which was filed with the SEC on April 25, 2024, under “Proposal 1—Election of Directors to the Company’s Board—Background Information About the Nominees and Other Directors,” “Proposal 1—Election of Directors to the Company’s Board—Executive Officers,” “Compensation Discussion and Analysis” and “Security Ownership of Certain Beneficial Owners and Management.” To the extent that holdings of Tellurian’s securities have changed since the amounts printed in the 2024 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding Tellurian’s transactions with related persons is set forth under the caption “Certain Relationships and Related Party Transactions” in the 2024 Proxy Statement.

Promptly after filing the definitive Transaction Proxy Statement with the SEC, Tellurian will mail the definitive Transaction Proxy Statement to each stockholder entitled to vote at the special meeting to consider the adoption of the Merger Agreement. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT TELLURIAN WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Tellurian with the SEC in connection with the Merger at the SEC’s website (http://www.sec.gov). Copies of Tellurian’s definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Tellurian with the SEC in connection with the Merger will also be available, free of charge, at Tellurian’s investor relations website (https://tellurianinc.com).

Cautionary Information About Forward-Looking Statements

This report contains forward-looking statements within the meaning of U.S. federal securities laws. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “initial,” “intend,” “may,” “plan,” “potential,” “project,” “proposed,” “should,” “will,” “would,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements herein relate to, among other things, the pending Merger, the expected timing of the closing of the Merger and other statements that concern Tellurian’s expectations, intentions or strategies regarding the future. There can be no assurance that the Merger will in fact be consummated. Known and unknown risks and uncertainties could cause actual results to differ materially from those indicated in the forward-looking statements, including, but not limited to: (i) the risk that the Merger may not be completed on the anticipated timeline or at all; (ii) the failure to satisfy any of the conditions to the consummation of the Merger, including the risk that required approvals from Tellurian’s stockholders for the Merger or required regulatory approvals to consummate the Merger are not obtained, on a timely basis or at all; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, including in circumstances requiring Tellurian to pay a termination fee; (iv) the effect of the announcement or pendency of the Merger on Tellurian’s business relationships, operating results and business generally; (v) risks that the Merger disrupts Tellurian’s current plans and operations; (vi) Tellurian’s ability to retain and hire key personnel and maintain relationships with key business partners, customers and others with whom it does business; (vii) the diversion of management’s or employees’ attention during the pendency of the Merger from Tellurian’s ongoing business operations and other opportunities; (viii) the amount of costs, fees, charges or expenses resulting from the Merger; (ix) potential litigation relating to the Merger; (x) the risk that the price of the Common Stock may fluctuate during the pendency of the Merger and may decline significantly if the Merger is not completed; and (xi) other risks described in Tellurian’s filings with the SEC, including in Item 1A of Part I of the Annual Report on Form 10-K of Tellurian for the fiscal year ended December 31, 2023, filed by Tellurian with the SEC on February 23, 2024, and other Tellurian filings with the SEC, all of which are incorporated by reference herein. The forward-looking statements in this report speak as of the date hereof. Although Tellurian may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
2.1‡	Agreement and Plan of Merger, dated as of July 21, 2024, by and among Tellurian Inc., Woodside Energy Holdings (NA) LLC, and Woodside Energy (Transitory) Inc.
10.1	Guaranty, dated as of July 21, 2024, by Woodside Energy (USA) Inc. in favor of Tellurian Inc.
10.2‡	Bridge Loan Agreement, dated as of July 21, 2024, by and among Tellurian Inc., as borrower, certain subsidiary guarantors, and Woodside Energy (USA) Inc., as lender
10.3	Form of CIP Award Amendment, dated as of July 18, 2024 (Daniel Belhumeur, Samik Mukherjee, Simon Oxley)
10.4	CIP Award Amendment, dated as of July 19, 2024, by and among Tellurian Inc., Tellurian Services LLC, and Khaled Sharafeldin
10.5	Tellurian Inc. Executive Severance Plan, amended and restated as of July 21, 2024
10.6	Form of Tax Gross-Up Payment Agreement, dated as of July 18, 2024
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document (included as Exhibit 101)
‡	Certain schedules or similar attachments to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant hereby agrees to furnish supplementally to the Securities and Exchange Commission upon request a copy of any omitted schedule or attachment to this exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELLURIAN INC.

Date: July 22, 2024	By:	/s/ Simon G. Oxley
	Name:	Simon G. Oxley
	Title:	Executive Vice President and Chief Financial Officer